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                                                                   Exhibit 10.14


[GENCORP LOGO]                                         175 Ghent Road
                                                       Fairlawn, Ohio 44333-3300

SAMUEL W. HARMON                                       Tel:  330-869-4320
Senior Vice President                                  Fax:  330-869-4410
Human Resources

                      FORM OF KEY EMPLOYEE RETENTION LETTER
                      -------------------------------------

                                                  Date

RE:      Key Employee Retention Letter Agreement

Dear _______:

         As you are aware, GenCorp Inc. ("GenCorp") has announced a plan to "spin-off" its Performance Chemicals and Decorative & Building Products Divisions during the current 1999 fiscal year. For this spinoff plan to succeed, GenCorp, including its operating business units (the "Company"), must continue to meet established performance expectations. Your leadership is an important part of achieving these expectations.

         At the same time, GenCorp recognizes that the spinoff plan may create some uncertainty for you about your future, while the need for your continuing commitment and undivided attention to management of the Company is more essential than ever.

         Accordingly, GenCorp has adopted, and designated you as one of a select number of leaders eligible for benefits under, the 1999 GenCorp Key Employee Retention Plan (the "Plan"), a copy of which accompanies this Letter Agreement and is incorporated herein by reference. The purpose of this Plan is to provide key designated GenCorp employees with certain Retention Benefits in order to assure their continued employment and dedication to the Company.

         As set forth in the attached Plan, there are several conditions you must fulfill in order to be eligible for Retention Benefits. First and foremost, you must continue to satisfactorily perform the duties of your current position, or those of any comparable position to which you may be assigned by the Company. This performance commitment includes the flawless execution of the spinoff plan, in accordance with the established timetable. Additional eligibility requirements are set forth in Article 2 of the Plan.

         If the proposed spinoff is cancelled, or does not occur before February 1, 2000, you will still be eligible for a benefit payment equal to a pro-rata share of the amount due


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on February 1, 2000. This pro-rata payment will be made within thirty (30) days after the proposed spinoff is formally cancelled.

         If your employment with the Company is involuntarily terminated for other than cause, all unpaid Retention Benefits will be paid within thirty (30) days of employment termination.

         Once accepted and signed by you, this Letter Agreement will constitute the agreement of GenCorp to provide you Retention Benefits under the Plan, as described below.

I.       RETENTION BENEFITS
         ------------------

         (a)      RETENTION BENEFIT AMOUNTS:
                  -------------------------

                  Subject to the terms of the Plan, you are eligible for the following Retention Benefits:

                                       AMOUNT                                   PAYMENT DATE
                                       ------                                   ------------
                                         $                                      Feb. 1, 2000
                                         $                                      Feb. 1, 2001
                                         $


         (b)      ACTIVE EMPLOYMENT ON PAYMENT DATE:
                  ----------------------------------

                           Pursuant to the Plan, you must be actively employed
                  by the Company on the designated Payment Date in order to receive benefits (subject to the relief provisions if involuntary employment termination for other than cause occurs). Benefits will be paid, in cash, on or about the designated Payment Date, subject to normal tax withholding.


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II.      PERFORMANCE EXPECTATIONS
         ------------------------

         As stated, the Plan also requires that you continue to satisfactorily perform your assigned responsibilities and work diligently to implement the proposed spinoff, which includes meeting the following Performance Expectations:

         (a) You must provide your full cooperation and support to the entire spinoff process; and

         (b)      The spinoff must occur before December 1, 1999.

         I am confident that you can meet these Performance Expectations and successfully conclude the spinoff of the Performance Chemical and Decorative & Building Products Divisions.

         In order to be eligible for the Retention Benefits described above, please indicate your acceptance of all terms and conditions of the Plan and this Letter Agreement by signing below and returning this Letter Agreement to me within ten (10) business days of the date of this Letter Agreement.

                                   Sincerely,

                                   GenCorp, Inc.

                                   By:
                                      ---------------------------------
                                      Samuel W. Harmon
                                      Senior Vice President
                                      Human Resources

Accepted and Agreed:


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Date:
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